EXHIBIT 21

SUBSIDIARIES OF SNYDER’S-LANCE, INC.

Name of Subsidiary	State/Province of Incorporation

Lance Mfg. LLC (1)	North Carolina
Caronuts, Inc. (1)	North Carolina
Vista Bakery, Inc. (1)	North Carolina
Cape Cod Potato Chip Company LLC (1)	Massachusetts
Lanhold Investments, Inc. (1)	Delaware
Tamming Foods Ltd. (2)	Ontario
Fresno Ventures, Inc. (1)	North Carolina
Archer Assets, LLC (3)	North Carolina
North State Cookies, LLC (3)	North Carolina
Brent & Sam’s, Inc. (4)	Arkansas
Snyder’s of Hanover, Inc. (1)	Pennsylvania
Snyder’s of Hanover Manufacturing, Inc. (5)	Pennsylvania
Snyder’s of Hanover Snacks, Inc. (5)	Arizona
Grande Foods (5)	California
Thompson Distributing, Inc. (5)	Missouri
SOH Distribution Company, Inc. (5)	Delaware
Melisi Snack Foods, Inc. (6)	Connecticut
SOH IP Company, Inc. (5)	Arizona
Krunchers, Inc. (5)	Delaware
Snyder’s of Delaware, Inc. (5)	Delaware
Michaud Distributors, Inc. (6)	Maine
Snyder’s of Hanover Sales Company, Inc. (5)	Pennsylvania
SOH Health Services, Inc. (5)	Delaware
SOH Capital, LLC (7)	Pennsylvania
SOH Real Estate Investment, LLC (8)	Delaware
SOH Transportation, LLC (8)	Pennsylvania
Patriot Snacks, L.L.C. (8)	Massachusetts
Patriot Snacks Real Estate, LLC (9)	Delaware
G and A Snack Distributing, Inc. (10)	California
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(1)           Snyder’s-Lance, Inc. owns 100% of the outstanding voting equity securities.
(2)	Subsidiary of Lanhold Investments, Inc., which owns 100% of the outstanding voting equity securities.
(3)	Subsidiary of Lance Mfg. LLC, which owns 100% of the outstanding voting equity securities.
(4)	Subsidiary of North State Cookies, LLC, which owns 100% of the outstanding voting equity securities.
(5)	Subsidiary of Snyder’s of Hanover, Inc., which owns 100% of the outstanding voting equity securities.
(6)	Subsidiary of Snyder’s of Hanover, Inc., which owns 80% of the outstanding voting equity securities.
(7)	Subsidiary of Snyder’s of Hanover Manufacturing, Inc., which owns 100% of the outstanding voting equity securities.
(8)	Subsidiary of SOH Distribution Company, Inc., which owns 100% of the outstanding voting equity securities.
(9)	Subsidiary of Patriot Snacks, L.L.C., which owns 51% of the outstanding voting equity securities.
(10)	Subsidiary of Grande Foods, which owns 100% of the outstanding voting equity securities.